UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): January 11, 2007
UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5250 South Sixth Street
Springfield, Illinois62703
(Address of principal executive offices and zip code)
(217) 241-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
o Written communications pursuant to Rule 425 under the Securities Act
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 – Other Events

Item 8.01.  Other Events.

On December 6, 2006, the Board of Directors of UTG, Inc. (“UTG”), approved a resolution amending the Company’s Employee and Director Stock Purchase Plan (the “Plan”) originally established in 2002 and as amended in 2003 and 2005.  The recent amendment modified the formula used in the calculation of the purchase price adjustment based on the monthly net earnings (loss) of the entity.  This adjustment was deemed necessary to take into account the future GAAP intangibles amortization from the recent acquisition of Acap Corporation and its subsidiaries.  The amendment does not impact historic performance of the plan.  All current and future participants in the plan will abide by the new formula.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:  January 11, 2007                                      By:  /s/ Theodore C. Miller
                                                                                 Theodore C. Miller
                                                                                 Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
Exhibit 99.1	UTG, Inc. Amended and Restated Employee and Director Stock Purchase Plan